Exhibit 99

DeGolyer

and

MacNaughton
5001

Spring

Valley

Road
Suite

800

Eas

t
Dallas,

Texas

75244

February 18, 2020

ConocoPhillips

925 N. Eldridge Parkway
Houston, Texas 77079

Re: SEC Process Review

Ladies and Gentlemen:

Pursuant to

your request,

DeGolyer and

MacNaughton has

performed a

process review

of the
processes

and

controls

used

within

ConocoPhillips

in

preparing

its

internal

estimates

of

proved
reserves,

as of

December

31, 2019.

This

process review,

which is

contemplated by

Item

1202 (a)(8)

of
Regulation S–K

of the

United States

Securities and

Exchange Commission

(SEC), has

been performed
specifically to address the adequacy and

effectiveness of ConocoPhillips’ internal processes

and controls
relative to its

estimation of proved

reserves in compliance

with Rules 4–10(a)

(1)–(32) of Regulation

S–
X of the SEC.

DeGolyer

and

MacNaughton

has

participated

as

an

independent

member

of

the

internal
ConocoPhillips

Reserves

Compliance

Assessment

Team

in

reviews

and

discussions

with

each

of

the
relevant

ConocoPhillips

business

units

relative

to

SEC

proved

reserves

estimation.

DeGolyer

and
MacNaughton has participated in the

review of all major fields

in all countries in

which ConocoPhillips
has

proved

reserves

worldwide,

which

ConocoPhillips

has

indicated

represents

over

90

percent

of

its
estimated total proved reserves as of December 31, 2019.

The

reviews

with

ConocoPhillips’

technical staff

involved

presentations

and

discussions

of

a)
basic reservoir data, including

seismic data, well-log data,

pressure and production tests,

core analysis,
pressure-volume-temperature

data,

and

production

history,

b)

technical

methods

employed

in

SEC
proved

reserves

estimation,

including

performance

analysis,

geology,

mapping,

and

volumetric
estimates,

c)

economic

analysis,

and

d)

commercial

assessment,

including

the

legal

basis

for

the
interest in the reserves, primarily related

to lease agreements and other petroleum license

agreements,
such as concession and production sharing agreements.

ConocoPhillips

February 18, 2020

A field examination of the properties was not considered necessary for the purposes of this review of ConocoPhillips’ processes and controls.

It

is

DeGolyer

and

MacNaughton’s

opinion

that

ConocoPhillips’

estimates

of

proved reserves
for the

properties

reviewed were

prepared by

the use

of recognized

geologic and

engineering methods
generally

accepted

by

the

petroleum

industry.

The

method

or

combination

of

methods

used

in

the
analysis of

each reservoir was

tempered by

ConocoPhillips’ experience with

similar reservoirs,

stage of
development,

quality

and

completeness

of

basic

data,

and

production

history.

It

is

DeGolyer

and
MacNaughton’s

opinion

that

the

general

processes

and

controls

employed

by

ConocoPhillips

in
estimating its

December 31,

2019, proved

reserves for

the properties

reviewed are

in accordance

with
the SEC reserves definitions.

This

process

review

of

ConocoPhillips’

procedures

and

methods

does

not

constitute

a

review,
study, or independent

audit of ConocoPhillips’

estimated proved reserves

and corresponding future

net
revenues. This

process review

is not

intended to

indicate that

DeGolyer and

MacNaughton is

offering
any opinion as to the reasonableness of the reserves estimates reported by ConocoPhillips.

DeGolyer and MacNaughton is an independent petroleum engineering consulting firm that has been providing

petroleum consulting

services throughout

the world

since 1936.

Neither DeGolyer

and
MacNaughton nor

any employee

who participated

in this

project has

any financial

interest, including
stock

ownership,

in

ConocoPhillips.

DeGolyer

and

MacNaughton’s

fees

were

not

contingent

on

the
results of its evaluation.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716

/s/ Charles F. Boyette

Charles F. Boyette,

P.E.
President
DeGolyer and MacNaughton